EXHIBIT 99.1

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770
PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

BRINK’S REPORTS FOURTH-QUARTER EARNINGS

RICHMOND, Va., February 2, 2010 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported fourth-quarter earnings from continuing operations of $124 million versus $39 million last year ($2.53 versus $.83 per share).  Results include a U.S. tax valuation allowance release of $118 million ($2.40 per share) and a $23 million charge ($.46 per share) related to the previously announced repatriation of cash from the company’s operations in Venezuela.  Results are summarized below.
	GAAP		Percent	Adjusted (a)		Percent
Three Months Ended December 31,	2009	2008	Change	2009	2008	Change
(In millions, except per share amounts)

Revenues	$849	760	12%	788	706	12%
Segment operating profit	70	69	2%	52	56	(7%)
Non-segment operating profit (b)	(33)	-	NM	(10)	-	NM
Total operating profit	38	69	(46%)	42	57	(26%)
Income from continuing operations (c)	124	39	221%	20	31	(36%)
Net income (c)	123	37	236%	18	29	(36%)
Diluted earnings per share:
Continuing operations	$2.53	0.83	205%	0.41	0.67	(39%)
Net income	2.50	0.78	221%	0.37	0.63	(41%)

	GAAP		Percent	Adjusted (a)		Percent
Years Ended December 31,	2009	2008	Change	2009	2008	Change
(In millions, except per share amounts)

Revenues	$3,135	3,164	(1%)	2,897	2,990	(3%)
Segment operating profit	213	272	(22%)	175	223	(22%)
Non-segment operating profit (b)	(47)	(43)	7%	(38)	(43)	(12%)
Total operating profit	167	229	(27%)	137	180	(24%)
Income from continuing operations (c)	196	132	48%	66	107	(38%)
Net income (c)	200	183	9%	71	158	(55%)
Diluted earnings per share:
Continuing operations	$4.11	2.82	46%	1.39	2.29	(39%)
Net income	4.21	3.93	7%	1.48	3.39	(56%)
     Amounts may not add due to rounding.

(a)
Adjusted financial information is contained on pages 20 - 28, including reconciliation to amounts reported under generally accepted accounting principles (GAAP).  Adjustments relate to the exchange rate used to translate operating results in Venezuela and transaction losses on repatriated cash, an acquisition-related gain, and a release of a U.S. tax valuation allowance.

(b)	Non-segment includes expenses related to corporate and former operations and other amounts not allocated to segment operating profit.
(c)	Amounts reported in this release are attributable to The Brink’s Company and exclude earnings related to noncontrolling ownership interests in consolidated subsidiaries.

In addition to the tax valuation allowance release and the repatriation charge, fourth-quarter results were affected by higher non-segment expenses (see page 15).
Segment operating profit was up 2% (down 7% adjusted).  Strong results in Latin America were offset by lower profits in Europe and North America.  The segment margin for the quarter was 8.3% (6.6% adjusted) and 6.8% for the year (6.0% adjusted).
Adjusted results are non-GAAP financial measures that exclude the tax valuation allowance release, the repatriation charge, a third-quarter acquisition gain in India, and reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate.  Adjusted results for the quarter, full year and prior periods and a reconciliation to the GAAP financial measures for related periods are provided on pages 20 – 28.
Michael T. Dan, chairman, president and chief executive officer, said:  “Brink’s delivered quarterly and annual operating results that trail year-ago levels but demonstrate the company’s ability to withstand the adversity of a global economic crisis.  Organic revenue was flat in both periods.  Segment margins declined but held up reasonably well in an environment that was extremely difficult for our customers in the banking, retail, and diamond and jewelry sectors.  In comparing year-over-year results, it’s also important to remember that 2008 results include the highly profitable monetary conversion project in Venezuela.
“While navigating these challenges, we remained highly disciplined in our approach to positioning the company for growth.  Our core strategy is to grow cash logistics and other high-margin services in our current markets while penetrating new geographies with high growth potential.  Acquisitions made during 2009 in Brazil, Russia, India and China demonstrate our execution of this strategy.
“The Brazil acquisition is delivering strong results in one of the world’s fastest growing economies.  The Russia acquisition is a small but important step in our effort to get in on the ground floor of a large and growing market.  Our acquisition in India, already an important market for our Global Services, expands our presence in one of the largest cash services markets in Asia.  The acquisition of ICD China is a good example of our strategy to expand into new security-related markets, in this case the commercial security market in Asia.  This acquisition gives us a platform for our pursuit of commercial security opportunities in other regions as well.  In North America, we continued to grow our CompuSafe® Service.  We continue to explore additional acquisitions and other opportunities to increase our presence in high-growth markets.
“We also took several other significant steps to position Brink’s for the future.  Our decision to repatriate cash from Venezuela and report its operating results at the parallel market rate reduces the uncertainties associated with operating there.  We also addressed the underfunded status of our U.S. pension obligations, thereby enhancing our near-term cash flow and financial flexibility by eliminating the need for cash infusions for several years.  In Europe, a new leadership team is sharply focused on restructuring and other turnaround efforts.
“Our goal for 2010 is to grow organic revenue in the low-to-mid single-digit percentage range over 2009 adjusted revenue of $2.9 billion.  Our 2010 segment operating margin is expected to be between 7% and 7.5%.  As economies around the world stabilize and improve, we are confident that Brink’s will emerge as an even stronger leader in the markets we serve.”

Fourth-Quarter 2009 vs. 2008
Segment Results – GAAP Basis

	Three Months Ended					Percentage
	December 31,					Change
		Organic	Acquisitions /	Currency
(In millions)	2008	Change	Dispositions	Change (b)	2009	Total	Organic
Revenues:
EMEA	$318.1	(15.0)	(2.5)	33.5	334.1	5%	(5%)
Latin America	194.7	31.5	24.6	9.9	260.7	34%	16%
Asia Pacific	17.1	(2.1)	8.7	1.6	25.3	48%	(12%)
International	529.9	14.4	30.8	45.0	620.1	17%	3%
North America	229.6	(6.6)	-	5.7	228.7	-	(3%)
Total	$759.5	7.8	30.8	50.7	848.8	12%	1%
Operating profit:
International	$48.4	1.4	2.3	(0.4)	51.7	7%	3%
North America	20.8	(2.6)	-	0.5	18.7	(10%)	(13%)
Segment operating profit	69.2	(1.2)	2.3	0.1	70.4	2%	(2%)
Non-segment (a)	0.2	(33.1)	-	-	(32.9)	NM	NM
Total	$69.4	(34.3)	2.3	0.1	37.5	(46%)	(49%)
Segment operating margin:
International	9.1%				8.3%
North America	9.1%				8.2%
Segment operating margin	9.1%				8.3%

Segment Results – Adjusted Basis

	Three Months Ended					Percentage
	December 31,					Change
		Organic	Acquisitions /	Currency
(In millions)	2008	Change	Dispositions	Change (b)	2009	Total	Organic
Revenues:
EMEA	$318.1	(15.0)	(2.5)	33.5	334.1	5%	(5%)
Latin America	141.5	18.0	24.6	15.8	199.9	41%	13%
Asia Pacific	17.1	(2.1)	8.7	1.6	25.3	48%	(12%)
International	476.7	0.9	30.8	50.9	559.3	17%	-
North America	229.6	(6.6)	-	5.7	228.7	-	(3%)
Total	$706.3	(5.7)	30.8	56.6	788.0	12%	(1%)
Operating profit:
International	$35.5	(6.8)	2.3	2.5	33.5	(6%)	(19%)
North America	20.8	(2.6)	-	0.5	18.7	(10%)	(13%)
Segment operating profit	56.3	(9.4)	2.3	3.0	52.2	(7%)	(17%)
Non-segment (a)	0.2	(10.6)	-	-	(10.4)	NM	NM
Total	$56.5	(20.0)	2.3	3.0	41.8	(26%)	(35%)
Segment operating margin:
International	7.4%				6.0%
North America	9.1%				8.2%
Segment operating margin	8.0%				6.6%
(a)	Includes income and expense not allocated to segments (see page 15 for details).
(b)
The “Currency Change” amount in the table is the summation of the monthly currency changes.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.

Summary of Fourth-Quarter Results
GAAP and Adjusted

Adjusted results are non-GAAP financial measures.  Adjusted results for the fourth quarter exclude the tax valuation allowance release and the repatriation charge, and reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate.  Adjusted results for the quarter, full year and prior periods and a reconciliation to the GAAP financial measures for related periods are provided on pages 20 - 28.

International Operations

EMEA:
•	Revenue up 5% due mainly to favorable currency impact ($34 million) offset by loss of guarding contracts in France ($12 million) and sale of certain guarding operations in France ($5 million)
•	Organic revenue down 5% due primarily to loss of guarding contracts in France ($12 million)
•	Continued pricing and volume pressure throughout region
•	Profit down 36% due primarily to:
▬	Higher severance costs (up $6 million) related to contract losses and turnaround efforts
▬	Global Services down across region on weak diamond and jewelry demand

Latin America:
GAAP
•	Revenue up 34% on higher CIT volume, inflation-based price increases, Brazil acquisition ($23 million)
•	Organic revenue up 16% on higher CIT volume throughout region
•	Operating profit up 41% on strong Venezuela volume and Brazil acquisition, partially offset by intra-quarter change to less favorable parallel market rate in Venezuela (reduced profit by $4 million)
Adjusted
•	Revenue up 41% on higher CIT volume, inflation-based price increases, Brazil acquisition ($23 million)
•	Organic revenue up 13% on higher CIT volume throughout region
•	Operating profit up 40% on strong Venezuela volume and Brazil acquisition

Asia-Pacific:
•	Revenue up 48% due mainly to third-quarter acquisitions in India ($6 million) and China ($3 million)
•	Organic revenue and profit down due to lower diamond and jewelry demand

North American Operations

•	Revenue flat; lower volume in CIT and Global Services partially offset by higher selling prices
•
Operating profit down 10%; CIT volume decline (particularly in ATM services) offset benefit of price increases; continued weakness in diamond and jewelry segment of Global Services; higher legal expenses ($3 million)

Non-segment (see table on page 15)
GAAP
•	Total non-segment expenses up $33 million due mainly to higher foreign exchange losses (primarily the $23 million repatriation charge)
•	Retirement expenses up ($5 million)
•	Lower gains on asset sales ($11 million)
•	Positive offsets include:
▬	Lower currency losses ($3 million), excluding the repatriation charge
▬	Lower general and administrative expense ($1 million)
▬	Higher royalty income ($1 million)
Adjusted
•	Total non-segment expenses up $11 million
•	Retirement expenses up ($5 million)
•	Lower gains on asset sales ($11 million)
•	Positive offsets include:
▬	Lower currency losses ($3 million)
▬	Lower general and administrative expense ($1 million)
▬	Higher royalty income ($1 million)

Full Year 2009 vs. 2008
Segment Results – GAAP Basis

	Year Ended					Percentage
	December 31,					Change
		Organic	Acquisitions /	Currency
(In millions)	2008	Change	Dispositions	Change (b)	2009	Total	Organic
Revenues:
EMEA	$1,358.9	(21.8)	3.3	(82.9)	1,257.5	(7%)	(2%)
Latin America	800.6	74.7	80.4	(51.0)	904.7	13%	9%
Asia Pacific	71.8	(3.5)	11.6	(1.2)	78.7	10%	(5%)
International	2,231.3	49.4	95.3	(135.1)	2,240.9	-	2%
North America	932.2	(28.3)	1.5	(11.3)	894.1	(4%)	(3%)
Total	$3,163.5	21.1	96.8	(146.4)	3,135.0	(1%)	1%
Operating profit:
International	$215.0	(59.5)	8.8	(7.5)	156.8	(27%)	(28%)
North America	56.9	-	0.1	(0.4)	56.6	(1%)	-
Segment operating profit	271.9	(59.5)	8.9	(7.9)	213.4	(22%)	(22%)
Non-segment (a)	(43.4)	(3.2)	-	-	(46.6)	7%	7%
Total	$228.5	(62.7)	8.9	(7.9)	166.8	(27%)	(27%)
Segment operating margin:
International	9.6%				7.0%
North America	6.1%				6.3%
Segment operating margin	8.6%				6.8%

Segment Results – Adjusted Basis

	Year Ended					Percentage
	December 31,					Change
		Organic	Acquisitions /	Currency
(In millions)	2008	Change	Dispositions	Change (b)	2009	Total	Organic
Revenues:
EMEA	$1,358.9	(21.8)	3.3	(82.9)	1,257.5	(7%)	(2%)
Latin America	627.2	57.7	80.4	(98.5)	666.8	6%	9%
Asia Pacific	71.8	(3.5)	11.6	(1.2)	78.7	10%	(5%)
International	2,057.9	32.4	95.3	(182.6)	2,003.0	(3%)	2%
North America	932.2	(28.3)	1.5	(11.3)	894.1	(4%)	(3%)
Total	$2,990.1	4.1	96.8	(193.9)	2,897.1	(3%)	-
Operating profit:
International	$166.2	(45.5)	8.8	(11.2)	118.3	(29%)	(27%)
North America	56.9	-	0.1	(0.4)	56.6	(1%)	-
Segment operating profit	223.1	(45.5)	8.9	(11.6)	174.9	(22%)	(20%)
Non-segment (a)	(43.4)	5.4	-	-	(38.0)	(12%)	(12%)
Total	$179.7	(40.1)	8.9	(11.6)	136.9	(24%)	(22%)
Segment operating margin:
International	8.1%				5.9%
North America	6.1%				6.3%
Segment operating margin	7.5%				6.0%
(a)	Includes income and expense not allocated to segments (see page 15 for details).
(b)
The “Currency Change” amount in the table is the summation of the monthly currency changes.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.

Summary of Full Year Results
GAAP and Adjusted

Adjusted results are non-GAAP financial measures.  Adjusted full-year results exclude the tax valuation allowance release, the repatriation charge, a third-quarter acquisition gain in India, and reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate.  Adjusted results for the quarter, full year and prior periods and a reconciliation to the GAAP financial measures for related periods are provided on pages 20 - 28.

International Operations

EMEA:
•	Revenue down 7% due mainly to unfavorable currency impact ($83 million), loss of guarding contracts in France ($34 million) and sale of certain guarding operations in France ($5 million)
•	Organic revenue down 2% due to loss of guarding contracts in France ($34 million)
•	Continued pricing and volume pressure throughout region
•	Profit down 65% primarily due to:
▬	Higher severance costs (up $10 million) related to contract losses and turnaround efforts and accounting corrections in Belgium ($6 million)
▬	Global Services down across region on weak diamond and jewelry demand

Latin America:
GAAP
•	Revenue up 13% on higher CIT volume, inflation-based price increases, Brazil acquisition ($74 million)
•	Organic revenue up 9% on higher CIT volume throughout region
•	Operating profit down 13% as 2008 included results from highly profitable monetary conversion project in Venezuela
•	Profit increase from Brazil acquisition ($10 million) partially offset by higher foreign currency transaction losses in Venezuela ($8 million)
Adjusted
•	Revenue up 6% on higher CIT volume, inflation-based price increases, Brazil acquisition ($74 million)
•	Organic revenue up 9% on higher CIT volume throughout region
•	Operating profit down 9%:
▬	2008 included results from monetary conversion project in Venezuela
▬	Brazil acquisition added $10 million profit
Asia-Pacific:
•	Revenue up 10% due mainly to third-quarter acquisitions in India ($8 million) and China ($4 million)
•	Organic revenue and profit down due to lower diamond and jewelry demand

North American Operations

•	Revenue down 4%; lower volume in CIT and Global Services partially offset by higher selling prices
•	Operating profit flat; revenue decline offset by cost reductions

Non-segment (see table on page 15)
GAAP
•	Total non-segment expenses up $3 million
•	Retirement expenses up ($22 million)
•	Higher foreign exchange losses ($14 million) include $23 million repatriation charge
•	Lower gains on asset sales ($4 million)
•	Positive offsets include:
▬	General and administrative expense down $11 million, includes lower bonus accruals ($6 million)
▬	Gain on acquisition in India ($14 million)
▬	Higher royalty income ($6 million)
▬	Lower costs for strategic reviews and proxy matters ($5 million)

Adjusted
•	Total non-segment expenses down $5 million
•	Retirement expenses up ($22 million)
•	Lower gains on asset sales ($4 million)
•	Positive offsets include:
▬	General and administrative expense down $11 million, includes lower bonus accruals ($6 million)
▬	Lower foreign exchange losses ($9 million)
▬	Higher royalty income ($6 million)
▬	Lower costs for strategic reviews and proxy matters ($5 million)

Repatriation of Cash in Venezuela

In December 2009, Brink’s repatriated 76 million bolivar fuertes held in Venezuela at the parallel exchange rate and began reporting results from these operations at the parallel market rate.
Bolivars may be converted to U.S. dollars using either the Venezuelan government’s official rate, which requires government approval, or the less-favorable parallel rate that may be used without government approval.
Prior to its decision to repatriate dividends using the parallel market rate, Brink’s had experienced delays in receiving the approvals required to repatriate dividends at the official rate.
Brink’s converted 76 million bolivars into $13 million at an average parallel rate of 5.92 bolivars per U.S. dollar.  These bolivars were translated and reported on the company’s September 30 consolidated balance sheet at Venezuela’s official exchange rate of 2.15 bolivars per U.S. dollar, or approximately $35 million.  Brink’s incurred a fourth-quarter charge of approximately $23 million (46 cents per share), which reflects the difference between the U.S. dollar value of the 76 million bolivars at the parallel rate versus the official exchange rate.
The decision to report results at the parallel rate also affected the company’s balance sheet.  Using the parallel rate at December 31, 2009, total equity was reduced by $139 million and the equity attributed to Brink’s shareholders was reduced by $85 million.

Income Taxes

2009 Versus 2008
In the fourth quarter, Brink’s recorded a tax benefit of $99 million (negative effective tax rate of 259%) versus a tax expense of $16 million (25%) in 2008.  The tax benefit for the year was $61 million (negative effective tax rate of 37%) versus a tax expense of $53 million (24%) in 2008.  The 2009 tax benefit in both periods includes $118 million related to the release of a U.S. tax valuation allowance.
During the equity market decline in 2008, the company’s deferred tax assets grew significantly, reflecting growth in its U.S. retirement plan obligations caused by lower plan asset values.  As a result, the company recorded a $146 million valuation allowance based on its conclusion that some of the tax benefits may not be realized due to the significant increase in retirement obligations.
In 2009, the increase in retirement asset values from the equity market improvement and company contribution reduced retirement obligations and caused a corresponding decline in deferred tax assets.  The probability of realizing remaining deferred tax assets improved resulting in the release of most of the valuation allowance recorded in 2008 by recording a tax benefit of $118 million.
On an adjusted basis, the fourth-quarter rate was 34% versus 27% in 2008 (37% and 25% for the full years, respectively).  The lower rates in 2008 were favorably affected by a net reduction in valuation allowance activity due to improved performance in certain countries.

2010 Forecast
The effective income tax rate for 2010 is expected to be between 36% and 39%.  This higher forecasted range reflects the designation of Venezuela as highly inflationary for accounting purposes, effective January 1, 2010.  This designation precludes the recognition of deferred tax benefits that result from inflationary indexing of assets and liabilities.

Conference Call
The company will host a conference call on February 3, at 11:00 a.m. Eastern Time to discuss this press release. Interested parties can listen to the conference call by calling (877) 407-8031 (domestic) or +(201) 689-8031 (international), or via live webcast at www.brinkscompany.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through February 17, 2010, by calling (877) 660-6853 (domestic) or +(201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 342325.  A webcast replay will also be available at www.brinkscompany.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.brinkscompany.com or call toll free 877-275-7488.

Forward-Looking Statements
This release contains both historical and forward-looking information.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future revenue growth and earnings for The Brink’s Company, including organic revenue growth and segment operating profit margin in 2010, the impact of the current global economic crisis on overall results as well as results in each of Europe, Latin America and North America, acquisitions and other growth opportunities, expected non-segment expense, the projected royalty income from Brink’s Home Security Holdings, Inc., capital expenditures and depreciation and amortization for 2010, the anticipated annual effective tax rate for 2010, estimated financial information relating to the U.S. pension plans and the UMWA plans, and information about future plan funded status and contributions.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to the impact of the global economic slowdown on our business opportunities, access to the capital and credit markets, the recent market volatility and its impact on the demand for our services, the implementation of investments in technology and value-added services and cost reduction efforts and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify strategic opportunities and integrate them successfully, acquisitions and dispositions made in the future, our ability to integrate recent acquisitions, regulatory and labor issues and higher security threats, the impact of turnaround actions responding to current conditions in Europe, the return to profitability of operations in jurisdictions where we have recorded valuation adjustments, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, the impact of the designation of Venezuela as “highly inflationary” for accounting purposes as of January 1, 2010, the absence of the currency conversion project in Venezuela, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, the timing of the termination of the Brand License Agreement with Brink’s Home Security Holdings, Inc., changes in the scope or method of remediation or monitoring of our former coal operations, the timing of the pass-through of certain costs to third parties and the timing of approvals by governmental authorities relating to the disposal of the coal assets, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, annual actuarial revaluations, and periodic revaluations of reclamation liabilities, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, whether the Company’s assets or the VEBA’s assets are used to pay benefits, the risk that the recent contribution to the U.S. pension plan does not have the anticipated effects on the company’s or the plan’s financial condition, black lung claims incidence, the number of dependents of mine workers for whom benefits are provided, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies, foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, seasonality, pricing and other competitive industry factors, and fuel prices.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2008 and in our other public filings with the Securities and Exchange Commission. Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

THE BRINK’S COMPANY and subsidiaries

THE BRINK’S COMPANY and subsidiaries
Summary of Selected Results and Outlook       (Unaudited)

	Fourth	Full	2010
(In millions)	Quarter 2009	Year 2009	Outlook
Revenues:
GAAP	$849	3,135	*
Adjusted	788	2,897	*

Organic Revenue Growth:
GAAP	1%	1%	*
Adjusted	(1)%	-	Low-to-mid single-digit %

Segment Operating Profit:
GAAP	$70	213	*
Adjusted	52	175	*

Segment Operating Margin:
GAAP	8.3%	6.8%	7% - 7.5%
Adjusted	6.6%	6.0%	7% - 7.5%

Non-Segment – GAAP:
General and administrative	$10	38	41
Retirement plans	4	19	20
Royalty income	(2)	(9)	(5)
Other	21	(1)	-
Non-Segment – GAAP	$33	47	56

Effective income tax rate:
GAAP	(259%)	(37%)	36% - 39%**
Adjusted	34%	37%	36% - 39%**

Noncontrolling interest:
GAAP	$13	32	*
Adjusted	8	19	*

Capital expenditures	$58	171	180 - 200

Depreciation and amortization	$38	135	145 - 155

*   Information not provided.
** The tax rate is expected to be higher in 2010 partially due to accounting for Venezuelan subsidiaries as operating in a highly inflationary economy, effective January 1, 2010.  Also, the projected tax rates assume no change in judgment about deferred tax valuation allowances.

THE BRINK’S COMPANY and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except per share amounts)	2009	2008	2009	2008

Revenues	$848.8	759.5	3,135.0	3,163.5

Cost and expenses:
Cost of revenues	675.4	595.7	2,534.5	2,505.1
Selling, general and administrative expenses	115.7	103.7	430.2	434.5
Total costs and expenses	791.1	699.4	2,964.7	2,939.6
Other operating income (expense)	(20.2)	9.3	(3.5)	4.6

Operating profit	37.5	69.4	166.8	228.5

Interest expense	(3.0)	(3.2)	(11.3)	(12.0)
Interest and other income (loss)	3.6	(1.5)	10.8	8.1
Income from continuing operations before tax	38.1	64.7	166.3	224.6
Provision for (benefit from) income taxes	(98.8)	16.1	(61.1)	53.0

Income from continuing operations	136.9	48.6	227.4	171.6

Income (loss) from discontinued operations	(1.6)	(2.2)	4.5	51.5

Net income	135.3	46.4	231.9	223.1

Less net income attributable to noncontrolling interests	(12.8)	(9.9)	(31.7)	(39.8)

Net income attributable to Brink’s	$122.5	36.5	200.2	183.3

Amounts attributable to Brink’s:
Income from continuing operations	$124.1	38.7	195.7	131.8
Income from discontinued operations	(1.6)	(2.2)	4.5	51.5

Net income attributable to Brink’s	$122.5	36.5	200.2	183.3

Earnings per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$2.54	0.83	4.14	2.85
Discontinued operations	(0.03)	(0.04)	0.10	1.11
Net income	2.51	0.79	4.23	3.96

Diluted:
Continuing operations	$2.53	0.83	4.11	2.82
Discontinued operations	(0.03)	(0.04)	0.10	1.10
Net income	2.50	0.78	4.21	3.93
(a) Earnings per share may not add due to rounding.

Weighted-average shares:
Basic	48.7	46.6	47.2	46.3
Diluted	49.0	46.7	47.5	46.7

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (Unaudited)

NON-SEGMENT INCOME (EXPENSE) (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2009	2008	2009	2008

Corporate and former operations:
General and administrative	$(9.9)	(11.3)	(38.1)	(48.8)
Strategic reviews and proxy matters	-	-	-	(4.8)
Retirement costs (primarily former operations)	(3.9)	0.7	(19.3)	2.7
Subtotal	(13.8)	(10.6)	(57.4)	(50.9)

Other amounts not allocated to segments:
Currency exchange transaction losses (b)	(22.5)	(2.8)	(22.3)	(8.4)
Gain on acquiring control of an equity method affiliate (c)	-	-	14.9	-
Gain on sales of property and other assets	1.2	12.2	9.6	13.1
Royalty income:
Brand licensing fees from BHS	1.8	1.1	6.8	1.1
Other	0.4	0.3	1.8	1.7
Subtotal	(19.1)	10.8	10.8	7.5

Non-segment income (expense)	$(32.9)	0.2	(46.6)	(43.4)
(a)	Includes corporate, former operations and other amounts not allocated to segment results
(b)	Includes $22.5 million in the fourth quarter of 2009 related to Venezuela repatriation of dividends at the parallel rate
(c)	Relates primarily to acquisition of controlling interest of a CIT operation in India

OTHER OPERATING INCOME (EXPENSE) (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2009	2008	2009	2008

Foreign currency transaction losses (b)	$(25.5)	(4.3)	(41.4)	(18.1)
Gain on acquiring control of an equity method affiliate (c)	-	-	14.9	-
Gains on sales of property and other assets	1.1	12.7	9.4	13.1
Royalty income	2.2	1.4	8.6	2.8
Share in earnings of equity affiliates	1.2	1.4	4.5	5.0
Impairment losses	(0.4)	(1.4)	(2.7)	(1.9)
Other	1.2	(0.5)	3.2	3.7
Other operating income (expense)	$(20.2)	9.3	(3.5)	4.6
(a)	Includes segment and non-segment other operating income and expense
(b)	Includes $22.5 million in the fourth quarter of 2009 related to Venezuela repatriation of dividends at the parallel rate
(c)	Relates primarily to acquisition of controlling interest of a CIT operation in India

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (continued)   (Unaudited)

INCOME FROM DISCONTINUED OPERATIONS

	Three Months		Year Ended
	Ended December 31,		December 31,
(In millions)	2009	2008	2009	2008
Brink’s Home Security Holdings, Inc. (“BHS”):
Income from operations before tax (a)	$-	7.4	-	105.4
Expense associated with the spin-off	-	(6.5)	-	(13.0)
Adjustments to contingencies of former operations:
Gain from FBLET refunds (b)	-	-	19.7	-
BAX Global indemnification (c)	-	-	(13.2)	-
Other	0.4	(0.3)	0.3	4.9
Income from discontinued operations before income taxes	0.4	0.6	6.8	97.3
Provision for (benefit from) income taxes	2.0	2.8	2.3	45.8
Income (loss) from discontinued operations	$(1.6)	(2.2)	4.5	51.5
(a)	BHS, a previously wholly owned subsidiary, was spun off on October 31, 2008. Revenues of the operations were $45.3 million for the fourth quarter of 2008 and $442.4 million in 2008 (partial year).
(b)
In late 2008, Congress passed the Energy Improvement and Extension Act of 2008 which enabled taxpayers to file claims for Federal Black Lung Excise Tax (“FBLET”) refunds for periods prior to those open under the statute of limitations previously applicable.  We received FBLET refunds in the second quarter of 2009.

(c)
BAX Global, a former business unit, is defending a claim related to the apparent diversion by a third party of goods being transported for a customer.  The company has contractually indemnified the purchaser of BAX Global for this contingency.  During the second quarter of 2009, BAX Global advised us that it is probable that it will be deemed liable for this claim.

SELECTED CASH FLOW INFORMATION

	Three Months		Year Ended
	Ended December 31,		December 31,
(In millions)	2009	2008	2009	2008

Depreciation and Amortization:
International	$27.8	21.3	97.5	90.5
North America	10.1	8.4	37.6	31.8
Depreciation and amortization	$37.9	29.7	135.1	122.3

Capital Expenditures:
International	$37.5	31.0	103.1	112.7
North America	20.6	14.9	67.5	52.6
Capital expenditures	$58.1	45.9	170.6	165.3

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (continued)   (Unaudited)

U.S. RETIREMENT LIABILITIES

Underfunded (Overfunded) Status of U.S. Retirement Plans – Actual and Projected
	Actual	Estimated
(in millions)	2009	2010	2011	2012	2013	2014

U.S. pension plans
Beginning underfunded balance	$329.2	152.3	141.4	129.4	87.4	29.4
Net periodic pension credit (a)	(13.5)	(20.3)	(17.7)	(15.7)	(16.1)	(21.8)
Payment from Brink’s	(150.0)	-	-	(27.7)	(38.4)	(30.6)
Benefit plan experience (gain) loss	(9.2)	11.0	7.4	3.0	(1.1)	-
Other	(4.2)	(1.6)	(1.7)	(1.6)	(2.4)	(1.3)
Ending underfunded balance	$152.3	141.4	129.4	87.4	29.4	(24.3)

UMWA plans
Beginning balance	$207.5	157.5	158.5	159.9	161.8	164.2
Net periodic postretirement cost (a)	3.2	1.0	1.4	1.9	2.4	3.0
Payment from Brink’s	(0.5)	-	-	-	-	-
Benefit plan experience gain	(52.7)	-	-	-	-	-
Ending underfunded balance	$157.5	158.5	159.9	161.8	164.2	167.2

Black lung and other plans
Beginning balance	$48.6	47.1	43.2	39.4	35.9	32.5
Net periodic postretirement cost (a)	1.4	2.4	2.2	2.1	1.9	1.8
Payment from Brink’s	(7.6)	(6.3)	(6.0)	(5.6)	(5.3)	(4.9)
Benefit plan experience loss	4.5	-	-	-	-	-
Other	0.2	-	-	-	-	-
Ending unfunded balance	$47.1	43.2	39.4	35.9	32.5	29.4
(a) Excludes amounts reclassified from accumulated other comprehensive income.

U.S. Pension Plans
Pension benefits provided to eligible U.S. employees were frozen on December 31, 2005, and are not provided to employees hired after 2005 or to those covered by a collective bargaining agreement.  On January 1, 2009, there were approximately 21,000 beneficiaries in the plans.  In 2009, Brink’s contributed $150 million to the plans, which helped reduce the underfund status of U.S. plans to $152 million.  Brink’s is not required to make additional payments until 2012.  Based on current assumptions, the underfunded status is expected to decline from 2010 through 2013 and become fully funded under GAAP in 2014.

UMWA Plans
Retirement benefits related to former coal operations include medical benefits provided by the Pittston Coal Group Companies Employee Benefit Plan for UMWA Represented Employees.   On January 1, 2009, there were approximately 4,700 beneficiaries in the UMWA plans.  The company does not expect to make additional contributions to these plans until 2026.

Black Lung and other plans
Under the Federal Black Lung Benefits Act of 1972, Brink’s is also responsible for paying lifetime black lung benefits to miners and their dependents for claims filed after June 30, 1973.  The unfunded balance and cash payments related to black lung are expected to decline over time due to mortality.  On December 31, 2009, there were approximately 700 black lung beneficiaries in the plan.

The company also has a plan that provides retirement health care benefits to certain eligible salaried employees.  Benefits under this plan are not indexed for inflation.

Risks Associated with U.S. Retirement Obligations include:

•	Changing discount rates and other assumptions in effect at measurement dates (normally December 31)
•	Investment returns of plan assets
•	Addition of new participants (historically immaterial due to freezing of pension benefits and exit from coal business)
•	Mortality rates

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (continued)  (Unaudited)

U.S. RETIREMENT LIABILITIES  (CONTINUED)

Summary of Total Expenses Related to All U.S. Retirement Liabilities

This table summarizes actual and estimated expense (income) related to U.S. retirement liabilities.  Most expenses are allocated to non-segment results, with the balance allocated to North American operations.

	Actual	Estimated
(in millions)	2009	2010	2011	2012	2013	2014

U.S. pension plans	$(4.1)	(0.7)	5.9	11.7	14.0	3.1
UMWA plans	19.9	16.5	16.2	16.1	16.0	16.0
Black lung and other plans	1.5	2.9	2.9	2.8	2.6	2.5
Total	$17.3	18.7	25.0	30.6	32.6	21.6

Amounts allocated to:
Segments (North America)	$(2.0)	(0.8)	1.7	4.0	4.9	0.7
Non-segment	19.3	19.5	23.3	26.6	27.7	20.9

Total	$17.3	18.7	25.0	30.6	32.6	21.6

Summary of Total Payments from Brink’s to U.S. Plans and Payments from U.S. Plans to Participants

This table summarizes actual and estimated payments from Brink’s to U.S. retirement plans, and payments from the plans to participants.

	Actual	Estimated
(in millions)	2009	2010	2011	2012	2013	2014

Payments from Brink’s to U.S. Plans
U.S. pension plans	$150.0	-	-	27.7	38.4	30.6
UMWA plans	0.5	-	-	-	-	-
Black lung and other plans (a)	7.6	6.3	6.0	5.6	5.3	4.9
Total	$158.1	6.3	6.0	33.3	43.7	35.5
(a) These plans are not funded by investments

Payments from U.S. Plans to participants
U.S. pension plans	$36.1	40.3	42.0	43.6	46.2	47.0
UMWA plans	36.4	36.4	37.2	37.6	38.0	37.6
Black lung and other plans	7.6	6.3	6.0	5.6	5.3	4.9
Total	$80.1	83.0	85.2	86.8	89.5	89.5

Amounts based on a variety of estimates, including actuarial assumptions as of December 31, 2009.

THE BRINK’S COMPANY and subsidiaries
Supplemental Financial Information  (continued)  (Unaudited)

NET DEBT (CASH) RECONCILED TO AMOUNTS REPORTED UNDER GAAP

	December 31,	December 31,
(In millions)	2009	2008

Short-term debt	$7.2	7.2
Long-term debt	188.4	181.4
Debt	195.6	188.6
Less cash and cash equivalents	(143.0)	(250.9)
Net Debt (Cash)	$52.6	(62.3)

Net Debt (Cash) is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We define Net Debt as Debt less cash and cash equivalents.  We use Net Debt (Cash) as a measure of our financial leverage.  We believe that investors also may find Net Debt (Cash) to be helpful in evaluating our financial leverage.  Net Debt (Cash) should not be considered as an alternative to Debt determined in accordance with GAAP.  Set forth above is a reconciliation of Net Debt (Cash), a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2009, and December 31, 2008.  This supplemental non-GAAP information should be reviewed in conjunction with the consolidated balance sheets in our annual report on Form 10-K for the period ended December 31, 2009.

Net Debt (Cash) position changed primarily due to the decrease in the cash and cash equivalents balance.  Items that impacted cash and cash equivalents during 2009 were:

•	After-tax U.S. pension plan contribution ($62 million)
•	Acquisitions net of cash acquired ($75 million)
•	Venezuela repatriation and translation at less favorable parallel market rate ($45 million)
•	Other net inflows, including FBLET refund, additional U.S. tax refunds and cash from operations, less foreign tax payments

THE BRINK’S COMPANY and subsidiaries
Historical Adjusted Results Reconciled to Amounts Reported Under GAAP (Unaudited)

Purpose of Adjusted Information

Adjusted results described in this earnings release are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”).  These adjusted results (a) reflect the impact of reporting results from Venezuela at the less favorable parallel market exchange rate, (b) exclude transaction losses on repatriated cash from Venezuela, (c) exclude a third-quarter acquisition gain in India, and (d) exclude the tax valuation allowance release.

The purpose of the adjusted information is to provide users of financial information of The Brink’s Company an understanding of the effects of each of the items described above.  The adjusted information provides information to assist comparability and estimates of future performance.   Brink’s believes these measures are helpful in assessing operations and estimating future results, provide transparency to investors, and enable period-to-period comparability of financial performance.  Adjusted results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

The adjustments disclosed below are summarized on pages 21, 22, 25 and 26.  Pages 25 and 26 reconcile the non-GAAP “Trended Condensed Consolidated Statements of Income - Adjusted” information contained on page 27 and 28 with the “Trended Condensed Consolidated Statements of Income” contained on pages 23 and 24.

Explanation of Reconciling Items

The adjustments:

a.	Change from official rate to parallel rate translation in Venezuela

i.
Reduce segment operating income - International to reflect the operating results had they been translated using the parallel rate in effect at the time.  Results from Venezuela in 2008 and most of 2009 were translated at the official rate.

		Revenue		Operating Profit
(in millions)	Quarter	2009	2008	2009	2008

	1st	$(54.6)	(56.6)	(13.7)	(23.7)
	2nd	(58.8)	(29.6)	(2.2)	(5.5)
	3rd	(63.7)	(34.0)	(8.4)	(6.7)
	4th	(60.8)	(53.2)	(18.7)	(12.9)
	Full Year	$(237.9)	(173.4)	(43.0)	(48.8)

ii.
Increase segment operating income – International by $3.4 million in the second quarter of 2009, $0.6 million in the third quarter of 2009 and $0.5 million in the fourth quarter of 2009.  The adjustments reverse certain currency exchange losses related to increases in cash held in U.S. dollars by the Venezuelan subsidiaries.

b.	Venezuela currency loss. Decrease non-segment expense by $22.5 million for the loss that was recognized in the fourth quarter of 2009 related to the repatriation of cash from Venezuela.

c.
Acquisition gain.  Decrease other operating income – non-segment by $13.9 million for the gain recorded in the third quarter of 2009 related to an acquisition of a controlling interest in an Indian subsidiary.

d.	Tax benefit. Decrease income tax benefit by $117.8 million for the release of a valuation allowance related to deferred tax assets in the U.S.

THE BRINK’S COMPANY and subsidiaries
Historical Adjusted Results Reconciled to Amounts Reported Under GAAP  (Continued)  (Unaudited)

	2009
	Reported	Change to	Venezuela	India
(In millions) (except for per share amounts)	GAAP Basis	Parallel Rate (a)	Currency Loss (b)	Acquisition Gain (c)	Tax Benefit (d)	Adjusted Basis
Revenues:
EMEA	$1,257.5	-	-	-	-	1,257.5
Latin America	904.7	(237.9)	-	-	-	666.8
Asia Pacific	78.7	-	-	-	-	78.7
International	2,240.9	(237.9)	-	-	-	2,003.0
North America	894.1	-	-	-	-	894.1
Revenues	$3,135.0	(237.9)	-	-	-	2,897.1

Cost of Revenues:
International	$1,788.7	(157.4)	-	-	-	1,631.3
North America	724.9	-	-	-	-	724.9
Non-segment	20.9	-	-	-	-	20.9
Cost of revenues	2,534.5	(157.4)	-	-	-	2,377.1

Selling, general and administrative expenses:
International	280.9	(24.0)	-	-	-	256.9
North America	112.5	-	-	-	-	112.5
Non-segment	36.8	-	-	-	-	36.8
Selling, general and administrative expenses	430.2	(24.0)	-	-	-	406.2

Other operating income (expense):
International	(14.5)	18.0	-	-	-	3.5
North America	(0.1)	-	-	-	-	(0.1)
Non-segment	11.1	-	22.5	(13.9)	-	19.7
Other operating income (expense)	(3.5)	18.0	22.5	(13.9)	-	23.1
Operating profit:
International	156.8	(38.5)	-	-	-	118.3
North America	56.6	-	-	-	-	56.6
Segment operating profit	213.4	(38.5)	-	-	-	174.9
Non-segment	(46.6)	-	22.5	(13.9)	-	(38.0)
Operating profit	166.8	(38.5)	22.5	(13.9)	-	136.9

Interest expense	(11.3)	0.6	-	-	-	(10.7)
Interest and other income	10.8	(3.2)	-	-	-	7.6
Income from continuing operations before tax	166.3	(41.1)	22.5	(13.9)	-	133.8
Provision for (benefit from) income taxes	(61.1)	(7.6)	-	-	117.8	49.1
Income from continuing operations	227.4	(33.5)	22.5	(13.9)	(117.8)	84.7
Income (loss) from discontinued operations	4.5	-	-	-	-	4.5

Net income	231.9	(33.5)	22.5	(13.9)	(117.8)	89.2
Less net income attributable to noncontrolling interests	(31.7)	13.0	-	-	-	(18.7)

Net income attributable to Brink’s	$200.2	(20.5)	22.5	(13.9)	(117.8)	70.5

Amounts attributable to Brink’s:
Income from continuing operations	$195.7	(20.5)	22.5	(13.9)	(117.8)	66.0
Diluted earnings per share – continuing operations	4.11	(0.42)	0.47	(0.29)	(2.48)	1.39

  See page 20 for explanation of footnotes.

THE BRINK’S COMPANY and subsidiaries
Historical Adjusted Results Reconciled to Amounts Reported Under GAAP  (Continued)  (Unaudited)

	2008
(In millions) (except for per share amounts)	Reported	Change to	Venezuela	India
	GAAP Basis	Parallel Rate (a)	Currency Loss (b)	Acquisition Gain (c)	Tax Benefit (d)	Adjusted Basis
Revenues:
EMEA	$1,358.9	-	-	-	-	1,358.9
Latin America	800.6	(173.4)	-	-	-	627.2
Asia Pacific	71.8	-	-	-	-	71.8
International	2,231.3	(173.4)	-	-	-	2,057.9
North America	932.2	-	-	-	-	932.2
Revenues	$3,163.5	(173.4)	-	-	-	2,990.1

Cost of Revenues:
International	$1,749.5	(99.3)	-	-	-	1,650.2
North America	754.8	-	-	-	-	754.8
Non-segment	0.8	-	-	-	-	0.8
Cost of revenues	2,505.1	(99.3)	-	-	-	2,405.8

Selling, general and administrative expenses:
International	264.6	(15.7)	-	-	-	248.9
North America	119.0	-	-	-	-	119.0
Non-segment	50.9	-	-	-	-	50.9
Selling, general and administrative expenses	434.5	(15.7)	-	-	-	418.8

Other operating income (expense):
International	(2.2)	9.6	-	-	-	7.4
North America	(1.5)	-	-	-	-	(1.5)
Non-segment	8.3	-	-	-	-	8.3
Other operating income (expense)	4.6	9.6	-	-	-	14.2
Operating profit:
International	215.0	(48.8)	-	-	-	166.2
North America	56.9	-	-	-	-	56.9
Segment operating profit	271.9	(48.8)	-	-	-	223.1
Non-segment	(43.4)	-	-	-	-	(43.4)
Operating profit	228.5	(48.8)	-	-	-	179.7

Interest expense	(12.0)	0.1	-	-	-	(11.9)
Interest and other income	8.1	(2.3)	-	-	-	5.8
Income from continuing operations before tax	224.6	(51.0)	-	-	-	173.6
Provision for (benefit from) income taxes	53.0	(9.9)	-	-	-	43.1
Income from continuing operations	171.6	(41.1)	-	-	-	130.5
Income (loss) from discontinued operations	51.5	-	-	-	-	51.5

Net income	223.1	(41.1)	-	-	-	182.0
Less net income attributable to noncontrolling interests	(39.8)	16.0	-	-	-	(23.8)

Net income attributable to Brink’s	$183.3	(25.1)	-	-	-	158.2

Amounts attributable to Brink’s:
Income from continuing operations	$131.8	(25.1)	-	-	-	106.7
Diluted earnings per share – continuing operations	2.82	(0.53)	-	-	-	2.29

  See page 20 for explanation of footnotes.

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income  (Unaudited)

	2009 ─ GAAP
(In millions) (except for per share amounts)	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$293.4	305.6	324.4	334.1	1,257.5
Latin America	199.4	209.7	234.9	260.7	904.7
Asia Pacific	18.8	14.7	19.9	25.3	78.7
International	511.6	530.0	579.2	620.1	2,240.9
North America	220.9	221.9	222.6	228.7	894.1
Revenues	$732.5	751.9	801.8	848.8	3,135.0

Cost of Revenues:
International	$405.9	435.2	458.1	489.5	1,788.7
North America	177.8	181.5	184.7	180.9	724.9
Non-segment	7.4	3.8	4.7	5.0	20.9
Cost of revenues	591.1	620.5	647.5	675.4	2,534.5

Selling, general and administrative expenses:
International	66.3	68.9	68.5	77.2	280.9
North America	28.1	27.2	27.5	29.7	112.5
Non-segment	9.9	6.5	11.6	8.8	36.8
Selling, general and administrative expenses	104.3	102.6	107.6	115.7	430.2

Other operating income (expense):
International	(1.5)	(10.0)	(1.3)	(1.7)	(14.5)
North America	(0.5)	(0.2)	-	0.6	(0.1)
Non-segment	6.6	8.1	15.5	(19.1)	11.1
Other operating income (expense)	4.6	(2.1)	14.2	(20.2)	(3.5)
Operating profit:
International	37.9	15.9	51.3	51.7	156.8
North America	14.5	13.0	10.4	18.7	56.6
Segment operating profit	52.4	28.9	61.7	70.4	213.4
Non-segment	(10.7)	(2.2)	(0.8)	(32.9)	(46.6)
Operating profit	41.7	26.7	60.9	37.5	166.8

Interest expense	(2.7)	(2.8)	(2.8)	(3.0)	(11.3)
Interest and other income	4.0	2.0	1.2	3.6	10.8
Income from continuing operations before tax	43.0	25.9	59.3	38.1	166.3
Provision for (benefit from) income taxes	10.5	6.6	20.6	(98.8)	(61.1)
Income from continuing operations	32.5	19.3	38.7	136.9	227.4
Income (loss) from discontinued operations	0.8	4.3	1.0	(1.6)	4.5

Net income	33.3	23.6	39.7	135.3	231.9
Less net income attributable to noncontrolling interests	(10.3)	(3.3)	(5.3)	(12.8)	(31.7)

Net income attributable to Brink’s	$23.0	20.3	34.4	122.5	200.2

Amounts attributable to Brink’s:
Income from continuing operations	$22.2	16.0	33.4	124.1	195.7
Diluted earnings per share – continuing operations	0.48	0.34	0.70	2.53	4.11

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income  (continued)  (Unaudited)

	2008 ─ GAAP
	1st	2nd	3rd	4th	Full
(In millions) (except for per share amounts)	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$332.4	351.5	356.9	318.1	1,358.9
Latin America	211.0	194.1	200.8	194.7	800.6
Asia Pacific	19.1	17.5	18.1	17.1	71.8
International	562.5	563.1	575.8	529.9	2,231.3
North America	230.3	234.7	237.6	229.6	932.2
Revenues	$792.8	797.8	813.4	759.5	3,163.5

Cost of Revenues:
International	$428.3	453.1	452.1	416.0	1,749.5
North America	188.2	191.7	195.4	179.5	754.8
Non-segment	0.4	0.1	0.1	0.2	0.8
Cost of revenues	616.9	644.9	647.6	595.7	2,505.1

Selling, general and administrative expenses:
International	64.5	68.3	67.4	64.4	264.6
North America	28.5	31.9	29.8	28.8	119.0
Non-segment	15.7	10.3	14.4	10.5	50.9
Selling, general and administrative expenses	108.7	110.5	111.6	103.7	434.5

Other operating income (expense):
International	(1.1)	-	-	(1.1)	(2.2)
North America	(0.2)	(0.2)	(0.6)	(0.5)	(1.5)
Non-segment	0.6	0.6	(3.8)	10.9	8.3
Other operating income (expense)	(0.7)	0.4	(4.4)	9.3	4.6
Operating profit:
International	68.6	41.7	56.3	48.4	215.0
North America	13.4	10.9	11.8	20.8	56.9
Segment operating profit	82.0	52.6	68.1	69.2	271.9
Non-segment	(15.5)	(9.8)	(18.3)	0.2	(43.4)
Operating profit	66.5	42.8	49.8	69.4	228.5

Interest expense	(2.5)	(3.3)	(3.0)	(3.2)	(12.0)
Interest and other income	2.1	3.0	4.5	(1.5)	8.1
Income from continuing operations before tax	66.1	42.5	51.3	64.7	224.6
Provision for (benefit from) income taxes	18.3	4.3	14.3	16.1	53.0
Income from continuing operations	47.8	38.2	37.0	48.6	171.6
Income (loss) from discontinued operations	17.2	18.0	18.5	(2.2)	51.5

Net income	65.0	56.2	55.5	46.4	223.1
Less net income attributable to noncontrolling interests	(14.9)	(7.5)	(7.5)	(9.9)	(39.8)

Net income attributable to Brink’s	$50.1	48.7	48.0	36.5	183.3

Amounts attributable to Brink’s:
Income from continuing operations	$32.9	30.7	29.5	38.7	131.8
Diluted earnings per share – continuing operations	0.70	0.66	0.64	0.83	2.82

THE BRINK’S COMPANY and subsidiaries
Summary of Adjustments      (Unaudited)

The table below aggregates the adjustments that are explained on page 20.  The adjustments, plus the GAAP results on page 23 equal the Adjusted results on page 27.

	2009 ─ Adjustments
(In millions)	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$-	-	-	-	-
Latin America	(54.6)	(58.8)	(63.7)	(60.8)	(237.9)
Asia Pacific	-	-	-	-	-
International	(54.6)	(58.8)	(63.7)	(60.8)	(237.9)
North America	-	-	-	-	-
Revenues	$(54.6)	(58.8)	(63.7)	(60.8)	(237.9)

Cost of Revenues:
International	$(32.9)	(44.4)	(44.9)	(35.2)	(157.4)
North America	-	-	-	-	-
Non-segment	-	-	-	-	-
Cost of revenues	(32.9)	(44.4)	(44.9)	(35.2)	(157.4)

Selling, general and administrative expenses:
International	(4.5)	(7.6)	(7.1)	(4.8)	(24.0)
North America	-	-	-	-	-
Non-segment	-	-	-	-	-
Selling, general and administrative expenses	(4.5)	(7.6)	(7.1)	(4.8)	(24.0)

Other operating income (expense):
International (a)	3.5	8.0	3.9	2.6	18.0
North America	-	-	-	-	-
Non-segment	-	-	(13.9)	22.5	8.6
Other operating income (expense)	3.5	8.0	(10.0)	25.1	26.6
Operating profit:
International	(13.7)	1.2	(7.8)	(18.2)	(38.5)
North America	-	-	-	-	-
Segment operating profit	(13.7)	1.2	(7.8)	(18.2)	(38.5)
Non-segment	-	-	(13.9)	22.5	8.6
Operating profit	(13.7)	1.2	(21.7)	4.3	(29.9)

Interest expense	-	0.4	0.1	0.1	0.6
Interest and other income	(1.6)	(1.1)	(0.1)	(0.4)	(3.2)
Income from continuing operations before tax	(15.3)	0.5	(21.7)	4.0	(32.5)
Provision for (benefit from) income taxes	(1.7)	1.5	(2.9)	113.3	110.2
Income from continuing operations	(13.6)	(1.0)	(18.8)	(109.3)	(142.7)
Income (loss) from discontinued operations	-	-	-	-	-

Net income	(13.6)	(1.0)	(18.8)	(109.3)	(142.7)
Less net income attributable to noncontrolling interests	5.9	(0.2)	2.1	5.2	13.0

Net income attributable to Brink’s	$(7.7)	(1.2)	(16.7)	(104.1)	(129.7)

THE BRINK’S COMPANY and subsidiaries
Summary of Adjustments  (continued)  (Unaudited)

The table below aggregates the adjustments that are explained on page 20.  The adjustments, plus the GAAP results on page 24 equal the Adjusted results on page 28.

	2008 ─ Adjustments
	1st	2nd	3rd	4th	Full
(In millions)	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$-	-	-	-	-
Latin America	(56.6)	(29.6)	(34.0)	(53.2)	(173.4)
Asia Pacific	-	-	-	-	-
International	(56.6)	(29.6)	(34.0)	(53.2)	(173.4)
North America	-	-	-	-	-
Revenues	$(56.6)	(29.6)	(34.0)	(53.2)	(173.4)

Cost of Revenues:
International	$(26.1)	(18.8)	(21.5)	(32.9)	(99.3)
North America	-	-	-	-	-
Non-segment	-	-	-	-	-
Cost of revenues	(26.1)	(18.8)	(21.5)	(32.9)	(99.3)

Selling, general and administrative expenses:
International	(4.3)	(3.2)	(3.4)	(4.8)	(15.7)
North America	-	-	-	-	-
Non-segment	-	-	-	-	-
Selling, general and administrative expenses	(4.3)	(3.2)	(3.4)	(4.8)	(15.7)

Other operating income (expense):
International	2.5	2.1	2.4	2.6	9.6
North America	-	-	-	-	-
Non-segment	-	-	-	-	-
Other operating income (expense)	2.5	2.1	2.4	2.6	9.6
Operating profit:
International	(23.7)	(5.5)	(6.7)	(12.9)	(48.8)
North America	-	-	-	-	-
Segment operating profit	(23.7)	(5.5)	(6.7)	(12.9)	(48.8)
Non-segment	-	-	-	-	-
Operating profit	(23.7)	(5.5)	(6.7)	(12.9)	(48.8)

Interest expense	-	-	0.1	-	0.1
Interest and other income	(0.1)	(0.4)	(0.7)	(1.1)	(2.3)
Income from continuing operations before tax	(23.8)	(5.9)	(7.3)	(14.0)	(51.0)
Provision for (benefit from) income taxes	(5.8)	(1.1)	(0.8)	(2.2)	(9.9)
Income from continuing operations	(18.0)	(4.8)	(6.5)	(11.8)	(41.1)
Income (loss) from discontinued operations	-	-	-	-	-

Net income	(18.0)	(4.8)	(6.5)	(11.8)	(41.1)
Less net income attributable to noncontrolling interests	7.3	2.1	2.4	4.2	16.0

Net income attributable to Brink’s	$(10.7)	(2.7)	(4.1)	(7.6)	(25.1)

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income - Adjusted   (Unaudited)

	2009 ─ Adjusted
(In millions) (except for per share amounts)	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$293.4	305.6	324.4	334.1	1,257.5
Latin America	144.8	150.9	171.2	199.9	666.8
Asia Pacific	18.8	14.7	19.9	25.3	78.7
International	457.0	471.2	515.5	559.3	2,003.0
North America	220.9	221.9	222.6	228.7	894.1
Revenues	$677.9	693.1	738.1	788.0	2,897.1

Cost of Revenues:
International	$373.0	390.8	413.2	454.3	1,631.3
North America	177.8	181.5	184.7	180.9	724.9
Non-segment	7.4	3.8	4.7	5.0	20.9
Cost of revenues	558.2	576.1	602.6	640.2	2,377.1

Selling, general and administrative expenses:
International	61.8	61.3	61.4	72.4	256.9
North America	28.1	27.2	27.5	29.7	112.5
Non-segment	9.9	6.5	11.6	8.8	36.8
Selling, general and administrative expenses	99.8	95.0	100.5	110.9	406.2

Other operating income (expense):
International	2.0	(2.0)	2.6	0.9	3.5
North America	(0.5)	(0.2)	-	0.6	(0.1)
Non-segment	6.6	8.1	1.6	3.4	19.7
Other operating income (expense)	8.1	5.9	4.2	4.9	23.1
Operating profit:
International	24.2	17.1	43.5	33.5	118.3
North America	14.5	13.0	10.4	18.7	56.6
Segment operating profit	38.7	30.1	53.9	52.2	174.9
Non-segment	(10.7)	(2.2)	(14.7)	(10.4)	(38.0)
Operating profit	28.0	27.9	39.2	41.8	136.9

Interest expense	(2.7)	(2.4)	(2.7)	(2.9)	(10.7)
Interest and other income	2.4	0.9	1.1	3.2	7.6
Income from continuing operations before tax	27.7	26.4	37.6	42.1	133.8
Provision for (benefit from) income taxes	8.8	8.1	17.7	14.5	49.1
Income from continuing operations	18.9	18.3	19.9	27.6	84.7
Income (loss) from discontinued operations	0.8	4.3	1.0	(1.6)	4.5

Net income	19.7	22.6	20.9	26.0	89.2
Less net income attributable to noncontrolling interests	(4.4)	(3.5)	(3.2)	(7.6)	(18.7)

Net income attributable to Brink’s	$15.3	19.1	17.7	18.4	70.5

Amounts attributable to Brink’s:
Income from continuing operations	$14.5	14.8	16.7	20.0	66.0
Diluted earnings per share – continuing operations	0.31	0.31	0.35	0.41	1.39

THE BRINK’S COMPANY and subsidiaries
Trended Condensed Consolidated Statements of Income - Adjusted  (continued)  (Unaudited)

	2008 ─ Adjusted
(In millions) (except for per share amounts)	1st	2nd	3rd	4th	Full
	Quarter	Quarter	Quarter	Quarter	Year
Revenues:
EMEA	$332.4	351.5	356.9	318.1	1,358.9
Latin America	154.4	164.5	166.8	141.5	627.2
Asia Pacific	19.1	17.5	18.1	17.1	71.8
International	505.9	533.5	541.8	476.7	2,057.9
North America	230.3	234.7	237.6	229.6	932.2
Revenues	$736.2	768.2	779.4	706.3	2,990.1

Cost of Revenues:
International	$402.2	434.3	430.6	383.1	1,650.2
North America	188.2	191.7	195.4	179.5	754.8
Non-segment	0.4	0.1	0.1	0.2	0.8
Cost of revenues	590.8	626.1	626.1	562.8	2,405.8

Selling, general and administrative expenses:
International	60.2	65.1	64.0	59.6	248.9
North America	28.5	31.9	29.8	28.8	119.0
Non-segment	15.7	10.3	14.4	10.5	50.9
Selling, general and administrative expenses	104.4	107.3	108.2	98.9	418.8

Other operating income (expense):
International	1.4	2.1	2.4	1.5	7.4
North America	(0.2)	(0.2)	(0.6)	(0.5)	(1.5)
Non-segment	0.6	0.6	(3.8)	10.9	8.3
Other operating income (expense)	1.8	2.5	(2.0)	11.9	14.2
Operating profit:
International	44.9	36.2	49.6	35.5	166.2
North America	13.4	10.9	11.8	20.8	56.9
Segment operating profit	58.3	47.1	61.4	56.3	223.1
Non-segment	(15.5)	(9.8)	(18.3)	0.2	(43.4)
Operating profit	42.8	37.3	43.1	56.5	179.7

Interest expense	(2.5)	(3.3)	(2.9)	(3.2)	(11.9)
Interest and other income	2.0	2.6	3.8	(2.6)	5.8
Income from continuing operations before tax	42.3	36.6	44.0	50.7	173.6
Provision for (benefit from) income taxes	12.5	3.2	13.5	13.9	43.1
Income from continuing operations	29.8	33.4	30.5	36.8	130.5
Income (loss) from discontinued operations	17.2	18.0	18.5	(2.2)	51.5

Net income	47.0	51.4	49.0	34.6	182.0
Less net income attributable to noncontrolling interests	(7.6)	(5.4)	(5.1)	(5.7)	(23.8)

Net income attributable to Brink’s	$39.4	46.0	43.9	28.9	158.2

Amounts attributable to Brink’s:
Income from continuing operations	$22.2	28.0	25.4	31.1	106.7
Diluted earnings per share – continuing operations	0.47	0.60	0.54	0.67	2.29